UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported):
July 9, 2012

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.

One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 9, 2012, Campbell Investment Company (“Campbell Investment”), a Delaware corporation and a wholly-owned subsidiary of Campbell Soup Company (“Campbell”), Bolt Acquisition Sub LLC (“Merger Sub”), a newly formed Delaware limited liability company and a wholly-owned subsidiary of Campbell Investment, Campbell (solely for purposes of the guarantee referred to below), BF Bolthouse Holdco LLC (“Bolthouse”), a Delaware limited liability company and Madison Dearborn Capital Partners IV, L.P., a Delaware limited partnership, as representative of the holders of the outstanding membership interests of Bolthouse, entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the merger, Campbell Investment will acquire 100% of the outstanding membership interests of Bolthouse (the “Units”) through the merger of Merger Sub with and into Bolthouse, with Bolthouse continuing as the surviving entity and a wholly-owned subsidiary of Campbell Investment (the “Merger”).  The aggregate purchase price payable by Campbell is $1.55 billion in cash, subject to customary purchase price adjustments related to the amount of Bolthouse’s cash, debt, working capital, transaction expenses and taxes.  Campbell guarantees the obligations of Campbell Investment and Merger Sub under the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of Bolthouse and Campbell Investment.  From the date of the Merger Agreement until the effective time of the Merger, Bolthouse is required to conduct its business in the ordinary course of business consistent with past practice and to comply with certain covenants regarding the operation of its business.  Subject to certain limitations, holders of Units have agreed to indemnify Campbell Investment for damages resulting from breaches of Bolthouse’s representations, warranties and covenants made in the Merger Agreement, certain tax liabilities corresponding to periods prior to the effective time of the Merger and certain other matters.

The closing of the Merger is subject to customary closing conditions, including the absence of material adverse changes at Bolthouse and the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

Concurrently with the execution of the Merger Agreement, a sufficient number of holders of Units executed and delivered a written consent approving the Merger Agreement and the Merger to effect the transactions, and no other approvals by holders of Units are required in connection with the Merger.

The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement.  In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by Campbell’s stockholders.  None of Campbell’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Campbell, Campbell Investment, Merger Sub, Bolthouse or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Campbell’s public disclosures.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

2.1
Agreement and Plan of Merger, dated as of July 9, 2012, by and among BF Bolthouse Holdco LLC, Campbell Soup Company (solely for purposes of Section 12.19), Campbell Investment Company, Bolt Acquisition Sub LLC, and Madison Dearborn Capital Partners IV, L.P., as the Representative (the schedules and exhibits thereto have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

Forward Looking Statements

This report may contain "forward-looking statements." Forward-looking statements are based on Campbell's current expectations and assumptions regarding the combined company after the completion of the Merger, Campbell's business, industry and other future conditions.  Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Campbell's actual results may differ materially from those contemplated by the forward-looking statements.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risk that the closing of the Merger will not occur; the risks associated with successfully managing new risks associated with the acquired business; the risk that the acquired business will not be integrated efficiently into Campbell's existing operations; the risk that Campbell will not realize projected cost savings; Campbell's ability to realize the expected returns and other benefits of the Merger; and the other factors described in "Risk Factors" in Campbell's most recent Form 10-K and subsequent SEC filings.  Campbell undertakes no obligation to update these statements to reflect new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: July 13, 2012

By:	/s/ Kathleen M. Gibson
Kathleen M. Gibson
Vice President and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of July 9, 2012, by and among BF Bolthouse Holdco LLC, Campbell Soup Company (solely for purposes of Section 12.19), Campbell Investment Company, Bolt Acquisition Sub LLC, and Madison Dearborn Capital Partners IV, L.P., as the Representative (the schedules and exhibits thereto have been omitted pursuant to Item 601(b)(2) of Regulation S-K).